EXHIBIT 23.1     Consent of  Livingston, Wachtell & CO, LLP,
                 Certified Public Accountants, New York, NY


December 16, 2003


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2/A of our report dated January 24, 2003, on our audit of the financial statements of ShutterPort, Inc., which covered the consolidated balance sheets as of December 31, 2002 and 2001 and the related statements of operation, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in this Prospectus.




/s/ Livingston, Wachtell & Co., LLP
Livingston, Wachtell & Co., LLP
Certified Public Accountants
New York, NY